EXHIBIT 99.3

Classmates Online, Inc. and subsidiaries

Unaudited Consolidated Financial Statements as of September 30, 2004 and for the Nine Months Ended September 30, 2004 and 2003

CLASSMATES ONLINE, INC.

UNAUDITED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2004

(In thousands, except for share data)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$27,782
Trade accounts receivable (net of allowance of $214)	3,240
Other receivables	137
Prepaid expenses and other current assets	1,657
Deferred tax asset	3,588
Restricted cash	225

Total current assets	36,629

PROPERTY AND EQUIPMENT—Net	10,319

GOODWILL	112

OTHER INTANGIBLE ASSETS	678

OTHER ASSETS	243

RESTRICTED CASH	750

TOTAL	$48,731

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$606
Accrued expenses	2,596
Accrued advertising	3,300
Accrued bonus	107
Deferred revenue	25,757
Deferred income taxes	376
Capital leases—current obligations	848

Total current liabilities	33,590

LONG-TERM LIABILITIES:
Capital lease obligations—less current obligations	759
Deferred revenue	671
Deferred rent	283
Deferred income taxes	996

Total liabilities	36,299

COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDERS’ EQUITY:
Convertible preferred stock, no par value—authorized, 60,000,000 shares:
Series A: issued and outstanding, 3,000,000 shares, with a liquidation preference of $1,500,000	1,500
Series B: issued and outstanding, 6,214,690 shares, with a liquidation preference of $11,000,000	11,000

Series C: issued and outstanding, 904,977 shares, with a liquidation preference of $1,999,000	1,999
Series D: issued and outstanding, 1,513,033 shares	4,067
Common stock, no par value—authorized, 140,000,000 shares; issued and outstanding, 9,615,314 shares	3,536
Deferred stock-based compensation	(101)
Accumulated deficit	(9,569)

Total stockholders’ equity	12,432

TOTAL	$48,731

See notes to unaudited consolidated financial statements.

CLASSMATES ONLINE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

(In thousands)

	Nine Months Ended September 30,
	2004	2003

REVENUE:
Membership	$41,063	$46,122
Advertising	13,205	12,593
Other	170	194

Total revenue	54,438	58,909

OPERATING EXPENSES:
Sales and marketing	30,639	26,720
General and administrative	15,227	16,144
Depreciation and amortization	4,910	3,862

Total operating expenses	50,776	46,726

INCOME FROM OPERATIONS	3,662	12,183

OTHER INCOME (EXPENSE):
Interest income	167	170
Interest expense	(57)	(124)
Other income	71	52

Total other income (expense)	181	98

INCOME BEFORE INCOME TAX PROVISION	3,843	12,281

INCOME TAX PROVISION	(1,616)	(4,019)

NET INCOME	$2,227	$8,262

See notes to unaudited consolidated financial statements.

CLASSMATES ONLINE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

(in thousands)

	Nine Months Ended September 30,
	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,227	$8,262
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,910	3,862
Deferred taxes	1,616	4,019
Provision for losses on accounts receivable	127	66
Stock-based compensation	276	114
Gain on sale of property and equipment	(44)	(52)
Changes in operating assets and liabilities—net of effects from acquisition of businesses:
Trade accounts receivable	(1,019)	(860)
Other receivables	2	69
Prepaid expenses and other current assets	(516)	(31)
Other assets	18	192
Accounts payable	(919)	(1,312)
Accrued expenses	(905)	2,465
Deferred revenue	(4,749)	2,357
Deferred rent	16	218

Net cash provided by operating activities	1,040	19,369

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,909)	(3,146)
Proceeds from sale of property and equipment	—	85
Purchase of investment	(219)	—
Release of restricted cash	—	200

Net cash used in investing activities	(3,128)	(2,861)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	157	148
Repayment of notes payable and capital leases	(819)	(1,506)
Payment in restricted cash	(2)	—
Release of restricted cash	—	157
Proceeds from warrant exercise	3
Repayment of shareholder loan	—	500
Redemption of common stock	(889)	(3,000)

Net cash used in financing activities	(1,550)	(3,701)

Effect of exchange rate changes on cash	(6)	—

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,644)	12,807

CASH AND CASH EQUIVALENTS:
Beginning of period	31,426	13,752

End of period	$27,782	$26,559

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment acquired through capital leases	$1,111	$1,280

See notes to unaudited consolidated financial statements.

CLASSMATES ONLINE, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.                      DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Classmates Online, Inc. (the “Company”) is a personal networking service connecting members with friends, family, military and work colleagues. The Company derives the majority of its revenues from membership fees that allow paying members to communicate with other registered members. The Company also derives a portion of its revenues from advertising sales and referral commissions earned on e-commerce transactions facilitated by its Web site.

The Company’s interim financials statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  However, they do not include all of the information and note disclosures required by GAAP for complete financial statements.  These financial statements, in the opinion of management, include all adjustments (which include only normal recurring adjustments) required for a fair presentation.

The consolidated financial statements reflect the financial position and operating results of the Company and its wholly owned subsidiaries.  All significant intercompany transactions have been eliminated.

Stock-Based Compensation—The Company has elected to follow the measurement provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, under which no recognition of expense is generally required in accounting for stock options granted to employees for which the exercise price equals or exceeds the fair market value of the stock at the grant date. The Company accounts for stock options issued to nonemployees in accordance with SFAS No. 123, Accounting for Stock-Based Compensation and Emerging Issue Task Force (“EITF”) 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or In Conjunction with Selling Goods, or Services.

To estimate the compensation expense that would be recognized under SFAS No. 123 related to options granted to employees, the Company used the modified Black-Scholes option-pricing model with the following weighted-average assumptions for options granted through September 30, 2004: risk-free interest rate of 3.38% for the 2004 grants, 3.27% for 2003 grants; expected dividend yield of -0-% for all periods; volatility of -0-% for all periods; and an expected life of five years for all periods.

Had compensation expense for the Plan been determined based on the fair value of the options at the grant dates for the awards under the Plan consistent with SFAS No. 123, the Company’s net income would have been as follows for the nine months ended September 30, (in thousands):

	2004	2003

Net income—as reported	$2,227	$8,262
Add: Stock-based compensation expense included in reported net income—net of related tax effects	276	114

Deduct: Total stock-based compensation expense determined under fair value based method for all awards—net of related tax effects	(333)	(440)

Pro forma net income	$2,170	$7,936

2.                      ACQUISITIONS AND RELATED TRANSACTIONS

In January 2004, Classmates International, Inc., a wholly owned subsidiary of the Company, purchased the German-based company, StayFriends, GmbH, for $180,000. The Company received assets with a fair value of $211,000, including domain names and a customer base list of $60,500 and fixed assets of $124,000, and assumed liabilities in the amount of $41,000. The Company recorded $10,000 in goodwill. StayFriends, GmbH provides similar services to the Company’s core business.

In February 2004, Classmates International, Inc., entered into a call option agreement with a vendor of StayFriends, GmbH, in which the vendor received a call option in StayFriends. The call option gives the vendor the right to purchase up to 19% of the subscribed capital of StayFriends. The exercise price for the call option shall be equal to the total of cash costs incurred by Classmates International in acquiring StayFriends plus all cash capital contributions provided to StayFriends by Classmates International until the date of exercise of the call option, multiplied by the percentage stake the vendor wishes to call. The vendor may exercise the call option within the exercise period commencing October 1, 2004 and ending March 31, 2006.

In March 2004, Classmates International, Inc., a wholly owned subsidiary of the Company, purchased certain assets of Swedish-based company, Vigorous Data AB for $182,000. The Company received assets with a fair value of $182,000, including domain names and customer base list. The Company assumed no liabilities.

3.      BALANCE SHEET COMPONENTS

Cash and cash equivalents consist of the following as of September 30, 2004 (in thousands):

Cash	$9,226

Money market funds	18,556

$27,782

During the nine months ended September 30, 2004, no one customer accounted for more than 10% of the Company’s revenue. Two customers accounted for 29% and 10%, respectively of the accounts receivable balance at September 30, 2004.

In March 2004, the Company received a warrant to purchase 4,259,638 shares of common stock of a vendor at $1.50 per share. In connection with this, the Company will enter into a Master Services and Marketing agreement which grants either company nonexclusive, worldwide, royalty free license to each other’s trademarks and logos. All revenues generated by the company will be allocated to the Company under the terms of the agreement. These warrants terminate upon the earliest to occur of the following: (1) February 10, 2009, (2) one year after the closing of the organization’s initial public offering, or (3) 30 days after the termination of the Master Service and Marketing agreement between the Company and the vendor.

4.              STOCKHOLDERS’ EQUITY

In May 2004, the Company retired the 1999 Stock Plan and approved and adopted the 2004 Stock Plan. This adoption included resolutions that (a) the 1999 Stock Plan would continue to govern all options granted thereunder, (b) the number of shares of common stock reserved but not issued under the 1999 Stock Plan, as well as all of the number of shares of common stock that are returned to the 1999 Stock Plan as a result of a termination of options granted under the 1999 Stock Plan, shall be made available for grant under the 2004 Stock Plan, and (c) reserved an additional 250,000 shares of common stock for issuance under the 2004 Stock Plan. The terms of the 2004 Stock Plan are similar to the 1999 Stock Plan. The 2004 Stock Plan was approved and adopted by the shareholders in July 2004. As of September 30, 2004, 495,000 options have been granted under the 2004 Stock Plan.

In August 2004, the Company redeemed and retired 291,574 common stock shares at $3.05 per share from a founding shareholder. Additionally, this shareholder provided a guarantee for the minimum value of the common stock upon a liquidation event. If such an event occurs and the common share price is less than $6.10 (on a fully diluted basis), this shareholder will deliver sufficient additional shares, not to exceed 291,574 shares, to compensate for the lower share price.

5.                      COMMITMENTS AND CONTINGENCIES

The Company has entered into several noncancellable capital and operating lease agreements for office space and equipment expiring through 2009. Future minimum payments and rental expense (in thousands) are as follows as of September 30, 2004:

	Operating	Capital
	Leases	Leases

Period

Oct-Dec 2004	$624	$338
2005	1,918	669
2006	1,288	399
2007	1,322	299
2008	1,349
Thereafter	632	—

Total minimum payments	$7,133	1,705
Less amount representing interest		(98)

Present value of future payments		1,607
Less current portion		(848)

Long-term capital lease obligation		$759

Rental expense under operating leases was approximately $916,000 and $874,000 for the nine months ended September 30, 2004 and 2003, respectively.

Contingencies—In the normal course of business, various legal claims and other contingent matters may arise, such as, without limit, copyright and patent infringement claims. Management believes that any liability that may arise from identified matters would not have a material adverse effect on the Company’s results of operations or financial condition as of September 30, 2004.

6.                      SUBSEQUENT EVENT

On October 23, 2004, the Company entered into a definitive agreement with United Online, Inc. in which United Online, Inc. will acquire the Company for approximately $100,000,000, which is net of the Company’s cash balance as of closing date.

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